Exhibit 99.2

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

    CACHE HOLDINGS, INC.

Special Meeting of Shareholders October 17, 2017 5:00 p.m. Central Time This Proxy is Solicited on Behalf of the Board of Directors

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided

PROXY – CACHE HOLDINGS, INC.

FOLD HERE • DO NOT SEPARATE • INSERT IN THE ENVELOPE PROVIDED

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. OPTIONS TO PURCHASE SHARES OF CACHE COMMON STOCK ARE ONLY ENTITLED TO VOTE ON PROPOSAL 2, THE CACHE TERMINATION PROPOSAL.

Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

1. CACHE MERGER PROPOSAL: To adopt the Agreement and Plan of Reorganization, by and between Equity Bancshares, Inc. (“Equity”) and Cache Holdings, Inc. (“Cache”), pursuant to which Cache will merge with and into Equity (the “merger”), and approve the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. CACHE TERMINATION PROPOSAL: To terminate the Shareholders’ Agreement dated August 28, 2009, by and among Cache and its shareholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. CACHE ADJOURNMENT PROPOSAL: To adjourn the Cache special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Cache Merger Proposal or the Cache Termination Proposal.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Please mark here if you plan to attend the special meeting:  ☐

Signature                                                              Signature, if held jointly                                                          Date                     , 2017.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Special Meeting of Shareholders

to be held October 17, 2017

▲  FOLD HERE  •   DO NOT SEPARATE  •  INSERT IN THE ENVELOPE PROVIDED  ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CACHE HOLDINGS, INC.

Special Meeting of Shareholders

October 17, 2017, 5:00 p.m. Central Time

The Special Meeting of Shareholders of Cache Holdings, Inc. will be held on October 17, 2017 at 5:00 p.m., Central Time, at Southern Hills Country Club located at 2636 East 61st Street, Tulsa, Oklahoma 74136. The undersigned acknowledges receipt of the related Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus, dated September 1, 2017, accompanying this proxy.

The undersigned appoints Michael E. Bezanson and John B. Morey, and each of them (the “Proxies”), as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock, par value $1.00 per share, of Cache Holdings, Inc. and, if applicable, all options to purchase the common stock of Cache Holdings, Inc., held of record by the undersigned at the close of business on September 1, 2017 at the Special Meeting of Shareholders of Cache Holdings, Inc. or at any adjournment or postponement thereof. If the undersigned indicates a vote “FOR” Proposal 2, the undersigned also appoints the Proxies as the undersigned’s attorney-in-fact for the sole purpose of executing any documents necessary or appropriate to terminate the Shareholders’ Agreement dated August 28, 2009, by and among Cache and its shareholders.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)